UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2004

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-13146

Delaware	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035
(Address of principal executive offices)	(Zip Code)

(503) 684-7000
(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1

Item 1.01   Entry into a Material Definitive Agreement

On December 1, 2004, the Company acquired 100% of Greenbrier-Concarril, LLC, whose wholly owned subsidiary, Gunderson-Concarril S.A. de C.V., manufactures railroad freight cars at a plant in Sahagun, Mexico. Greenbrier-Concarril, LLC was a joint venture formed by the Company and Bombardier Transit Corporation (“Bombardier”) in Mexico in 1998. The acquisition was made pursuant to an Interest Redemption Agreement (the “Agreement”) among the Company, Bombardier, Bombardier Transportation Mexico S.A. de C.V., Greenbrier-Concarril, LLC and Gunderson-Concarril. Under the Agreement, Greenbrier will pay Bombardier approximately U.S. $10 million in cash installments over time.

Attached as Exhibit 99.1 and incorporated by reference herein is a copy of the Company’s announcement regarding its acquisition of Bombardier’s interest in the Mexican manufacturing joint venture.

Item 9.01   Financial Statements and Exhibits

     (c) Exhibits:

     99.1 Press Release dated December 7, 2004 entitled “Greenbrier acquires Bombardier’s 50% interest in Mexican freight car venture; Acquisition is expected to be accretive to earnings in 2005.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date:	December 7, 2004	By:	/s/ Larry G. Brady

Larry G. Brady Senior Vice President and Chief Financial Officer

(Principal Financial and Accounting Officer)